As filed with the Securities and Exchange Commission on July 28, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sarepta Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	93-0797222
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

215 First Street, Suite 415

Cambridge, Massachusetts 02142

(Address of Principal Executive Offices) (Zip Code)

Sarepta Therapeutics, Inc. 2024 Employment Commencement Incentive Plan, as amended

(Full title of the plan)

Michael Severino, M.D.

Chief Executive Officer

Sarepta Therapeutics, Inc.

215 First Street, Suite 415

Cambridge, Massachusetts 02142

(Name and address of agent for service)

(617) 274-4000

(Telephone number, including area code, of agent for service)

Copies to:

Paul M. Kinsella

William J. Michener

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed to register an additional 2,500,000 shares of common stock, par value $0.0001 per share, of Sarepta Therapeutics, Inc. (the “Registrant”) for issuance under the Registrant’s 2024 Employment Commencement Incentive Plan, as amended. This Registration Statement is filed in accordance with General Instruction E to Form S-8 regarding registration of additional securities of the same class, and, pursuant to such instruction, the contents of Form S-8 Registration Statement (File No. 333-281334) filed with the Securities and Exchange Commission on August 7, 2024 and the contents of the Post-Effective Amendment No.  1 to Form S-8 Registration Statement (File Nos. 333-240996, 333-228719, 333-221271 and 333-209710) filed with the Securities and Exchange Commission on March 28, 2024, each relating to the Registrant’s 2024 Employment Commencement Incentive Plan, except to the extent supplemented, amended or superseded by the information set forth herein, are incorporated herein by reference.

Item 8. Exhibits

Incorporated by Reference to Filings Indicated
Exhibit Number	Description	Form	Exhibit	Filing Date	Provided Herewith

4.1	Sarepta Therapeutics, Inc. 2024 Employment Commencement Incentive Plan	S-8 POS	4.5	3/28/24

4.2	Amendment No. 1 to the Sarepta Therapeutics, Inc. 2024 Employment Commencement Incentive Plan	8-K	10.1	6/7/24

4.3	Amendment No. 2 to the Sarepta Therapeutics, Inc. 2024 Employment Commencement Incentive Plan				X

4.4	Amendment No. 3 to the Sarepta Therapeutics, Inc. 2024 Employment Commencement Incentive Plan				X

5.1	Opinion of Ropes & Gray LLP				X

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1)				X

23.2	Consent of KPMG LLP, independent registered public accounting firm				X

24.1	Power of Attorney (included in the signature page to this Registration Statement)				X

107	Filing Fees				X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on July 28, 2026.

Sarepta Therapeutics, Inc.

By:	/s/ Michael Severino, M.D.
Michael Severino, M.D.
Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Michael Severino, M.D., Ian M. Estepan, Ryan H. Wong and Cristin L. Rothfuss, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Sarepta Therapeutics, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below on the dates indicated:

Signature	Title	Date

/s/ Michael Severino, M.D.	Chief Executive Officer, Director	July 28, 2026
Michael Severino, M.D.	(Principal Executive Officer)

/s/ Ryan H. Wong	Executive Vice President, Chief Financial Officer	July 28, 2026
Ryan H. Wong	(Principal Financial and Accounting Officer)

/s/ M. Kathleen Behrens, Ph.D.	Chairwoman of the Board	July 28, 2026
M. Kathleen Behrens, Ph.D.

/s/ Richard J. Barry	Director	July 28, 2026
Richard J. Barry

/s/ Kathryn Boor, Ph.D.	Director	July 28, 2026
Kathryn Boor, Ph.D.

/s/ Michael Chambers	Director	July 28, 2026
Michael Chambers

/s/ Deirdre Connelly	Director	July 28, 2026
Deirdre Connelly

/s/ Stephen L. Mayo, Ph.D.	Director	July 28, 2026
Stephen L. Mayo, Ph.D.

/s/ Claude Nicaise, M.D.	Director	July 28, 2026
Claude Nicaise, M.D.

/s/ Hans Wigzell, M.D., Ph.D.	Director	July 28, 2026
Hans Wigzell, M.D., Ph.D.